EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rice Midstream Partners LP of our report dated October 1, 2014 relating to the financial statements of North System, which appears in Rice Midstream Partners LP’s Amendment No. 3 to Registration Statement (No. 333-199932) on Form S-1.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 19, 2014